                                                                     EXHIBIT 4.4

                   ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO
                      CONTRIBUTION AND SERVICING AGREEMENT


     This ASSUMPTION AGREEMENT AND FIRST AMENDMENT TO CONTRIBUTION AND SERVICING AGREEMENT (the "Agreement") dated as of January 31, 2001 is entered into among Conseco Finance Lease 2000-1, LLC, a Delaware limited liability company (the "Issuer"), Green Tree Lease Finance II, Inc., a Minnesota corporation (the "Contributor"), Conseco Finance Vendor Services Corporation, a Delaware corporation (in its individual capacity, "Vendor Services," and in its capacity as Servicer, the "Servicer"), Wells Fargo Bank Minnesota, National Association (the "Trustee"), WFFLI Lease Finance 2000-1, LLC, a Delaware limited liability company (the "Successor Issuer"), WFFLI Lease Finance II, LLC, a Delaware limited liability company (the "Successor Contributor"), Wells Fargo Financial Leasing, Inc., an Iowa corporation (the "Successor Servicer"), and Bank One, National Association, a national banking association ("Successor Trustee").

     WHEREAS, the Issuer, the Contributor, Vendor Services (both individually and in its capacity as the Servicer) and the Trustee are parties to a Contribution and Servicing Agreement dated as of July 1, 2000 (the "Contribution and Servicing Agreement").

     WHEREAS, pursuant to an Asset Purchase Agreement dated as of December 8, 2000 by and among the Successor Servicer, Conseco, Inc., Conseco Finance Corp., Vendor Services, Contributor, Green Tree Lease Finance 1998-1, LLC and the Issuer (the "Purchase Agreement"), Successor Servicer has agreed to purchase substantially all of the assets and certain liabilities of Vendor Services and to assume all of the obligations of Vendor Services as the Servicer under the Contribution and Servicing Agreement.

     WHEREAS, pursuant to the Purchase Agreement, the Successor Servicer will cause the Successor Contributor, a limited liability company of which the Successor Servicer is the sole member, to purchase substantially all of the assets of the Contributor and to assume all of the obligations of the Contributor under the Contribution and Servicing Agreement.

     WHEREAS, pursuant to the terms of a Supplemental Indenture, dated as of the date hereof, to the Indenture dated as of July 1, 2000 between the Issuer and the Trustee relating to the 6.844% Lease-Backed Notes, Class A-1, 7.250% Lease-Backed Notes, Class A-2, 7.360% Lease-Backed Notes, Class A-3, 7.480% Lease-Backed Notes, Class A-4, 7.690% Lease-Backed Notes, Class B, 7.880% Lease-Backed Notes, Class C and 8.560% Lease-Backed Notes, Class D, of the Issuer (as so supplemented, the "Indenture"), the Successor Issuer shall succeed as issuer under the Indenture and the Successor Trustee shall succeed as trustee under the Indenture.

     WHEREAS, pursuant to the terms of the Contribution and Servicing Agreement, neither the Contributor nor the Servicer shall permit any other Person to become the successor to its respective business unless certain conditions set forth in the Contribution and Servicing Agreement are satisfied, including the requirement that any such successor shall execute an assumption agreement assuming the obligations of the Contributor or the Servicer, as the case may be, under the Contribution and Servicing Agreement.
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     WHEREAS, the Contributor and the Servicer have furnished the Issuer and the
Trustee with (i) a certificate of a Responsible Officer and an Opinion of Counsel stating that the agreements of assumption by the Successor Contributor and the Successor Servicer contained herein comply with Sections 6.2 and 7.2, respectively, of the Contribution and Servicing Agreement and that all conditions precedent in the Contribution and Servicing Agreement relating to such successions have been complied with; and (ii) an Opinion of Counsel stating that all financing statements and continuation statements and amendments have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Trust Assets.

     WHEREAS, the parties hereto desire to amend certain provisions of the Contribution and Servicing Agreement simultaneously with the Successor Contributor and the Successor Servicer entering into such agreements of assumption.

     WHEREAS, pursuant to Section 10.1(a) of the Contribution and Servicing Agreement, the Contribution and Servicing Agreement may be amended without the consent of any of the Noteholders (i) to cure any ambiguity contained therein,
(ii) to correct or supplement any provisions in the Contribution and Servicing Agreement that may be inconsistent with any other provision therein; or (iii) to make any other provisions with respect to matters or questions arising under the Contribution and Servicing Agreement that are not inconsistent with the provisions thereof; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of the Noteholders.

     WHEREAS, an Opinion of Counsel has been delivered stating that the amendments to the Contribution and Servicing Agreement contained herein shall not adversely affect in any material respect the interests of the Noteholders.

     NOW, THEREFORE, in consideration of covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE I

                AMENDMENT TO CONTRIBUTION AND SERVICING AGREEMENT

     Section 1.1. Defined Terms. Certain definitions set forth in Section 1.1 of the Contribution and Servicing Agreement are hereby amended to read as follows:

          Transfer Agreement: The Transfer Agreement, dated as of July 1, 2000, between Vendor Services and the Contributor, as the same may be amended or supplemented from time to time.

          Vendor Services: Conseco Finance Vendor Services Corporation, a Delaware corporation, or its successor in interest."

     Section 1.2. Organizational Representations. Throughout the Contribution and Servicing Agreement, all references to a "corporation" shall be deemed to include a limited liability company; all references to "corporate action" shall be deemed to include the actions of a limited liability company; all references to "incorporated" shall be deemed to include being


                                      -2-
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organized as a limited liability company; all references to "articles of incorporation" or "bylaws" shall be deemed to include the equivalent organizational documents of a limited liability company; all references to "stockholder" or "stockholders" shall be deemed to include a member or members of a limited liability company; the reference in Section 2.4(a) to the Contributor's good standing "under the laws of the State of Minnesota" shall be revised to "under the laws of its jurisdiction of organization"; and any such other changes shall be deemed to have been made as are necessary to allow a limited liability company to serve as the Contributor under the Contribution and Servicing Agreement to the same extent as it would be able to serve if it were organized as a corporation.


                                   ARTICLE II

                      ASSIGNMENT AND ASSUMPTION AGREEMENTS

     Section 2.1. Successor Contributor. The Contributor hereby grants, assigns, transfers and conveys to the Successor Contributor its entire right, title and interest in, to and under the Contribution and Servicing Agreement and Related Documents. The Successor Contributor hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of the obligations of the Contributor under the Contribution and Servicing Agreement and each of the Related Documents. The Successor Contributor further agrees to indemnify, defend and hold harmless the Contributor against and from any loss, liability or expense arising in connection with the Successor Contributor's failure to perform such obligations on and after the date hereof.

     Section 2.2. Assumption of Successor Servicer. The Servicer hereby grants, assigns, transfers and conveys to the Successor Servicer its entire right, title and interest in, to and under the Contribution and Servicing Agreement and Related Documents. The Successor Servicer hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of the obligations of the Servicer under the Contribution and Servicing Agreement and each of the Related Documents. The Successor Servicer further agrees to indemnify, defend and hold harmless the Servicer against and from any loss, liability or expense arising in connection with the Successor Servicer's failure to perform such obligations on and after the date hereof.

     Section 2.3. Notice of Successor Servicer. The Successor Trustee hereby agrees to give prompt written notice of appointment of the Successor Servicer as the Servicer under the Contribution and Servicing Agreement to the Noteholders.


                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.1. Defined Terms. Defined terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Contribution and Servicing Agreement or, if not defined therein, in the Indenture.

     Section 3.2. Ratification of Contribution and Servicing Agreement. Except as expressly amended by this Agreement, the Contribution and Servicing Agreement is in all respects ratified


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and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     Section 3.3. Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof.

     Section 3.4. Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together shall constitute one and the same agreement, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 3.5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

     Section 3.6. Modification, Amendment, Waiver or Termination. No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     Section 3.7. Headings. The headings and any table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 3.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 3.9. Further Assurances. Each party agrees that at any time, and from time to time, it will do all such things and execute and deliver all such instruments, assignments, releases, financing statements, continuation statements, other documents and assurances as any other party reasonably deems necessary or desirable to carry out the intent, purpose and conditions of this Agreement, the Related Documents and the transactions contemplated hereby and thereby.


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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the first day and year first written above.


                                      CONSECO FINANCE LEASE 2000-1, LLC


                                      By: /s/ Brian F. Corey
                                          --------------------------------------
                                          Name: Brian F. Corey
                                          Title: Senior Vice President and
                                                 Secretary



                                      GREEN TREE LEASE FINANCE II, INC.


                                      By: /s/ Brian F. Corey
                                          --------------------------------------
                                          Name: Brian F. Corey
                                          Title: Senior Vice President and
                                                 Secretary



                                      CONSECO FINANCE VENDOR SERVICES
                                      CORPORATION

                                      By: /s/ Brian F. Corey
                                          --------------------------------------
                                          Name: Brian F. Corey
                                          Title: Senior Vice President and
                                                 Secretary



                                      WELLS FARGO BANK MINNESOTA, National
                                      Association, not in its individual
                                      capacity, but solely as Trustee


                                      By: /s/ Marianna C. Stershic
                                          --------------------------------------
                                          Name: Marianna C. Stershic
                                          Title: Vice President


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                                      WFFLI LEASE FINANCE 2000-1, LLC


                                      By: /s/ Steve R. Wagner
                                          --------------------------------------
                                          Name: Steve R. Wagner
                                          Title: President



                                      WFFLI LEASE FINANCE II, LLC


                                      By: /s/ Steve R. Wagner
                                          --------------------------------------
                                          Name: Steve R. Wagner
                                          Title: President



                                      WELLS FARGO FINANCIAL LEASING, INC.


                                      By: /s/ Steve R. Wagner
                                          --------------------------------------
                                          Name: Steve R. Wagner
                                          Title: Vice President



                                      BANK ONE, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Successor Trustee


                                      By: /s/ Chris Holly
                                          --------------------------------------
                                          Name: Chris Holly
                                          Title: Assistant Vice President


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